Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement pertaining to the J. Erik Fyrwald Employment Letter Agreement of our reports dated February 27, 2008 with respect to the consolidated financial statements and schedules of Nalco Holding Company included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of Nalco Holding Company, filed with the Securities and Exchange Commission.

Chicago, Illinois

March 6, 2008